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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                         ------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                        DATE OF REPORT: February 22, 2002
                        (Date of earliest event reported)

                         ------------------------------


                             DAW TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


             UTAH                    0-21818                   87-0464280
(State or other jurisdiction   Commission File Number      (I.R.S. Employer
    of incorporation)                                     Identification Number)

         2700 SOUTH 900 WEST
         SALT LAKE CITY, UTAH                                    84119
(Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (801) 977-3100


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS.

On February 22, 2002, the Company named James (Jim) C. Collings, 47, as its Chief Executive Officer and as a member of its Board of Directors. From March 1998 to February 2002, Mr. Collings was a founder and Managing Director of Cornerstone Capital Group, LLC, a venture capital and leveraged buyout fund management company located in Salt Lake City, Utah. For approximately eight years prior to founding Cornerstone Capital Group, LLC, Mr. Collings was a corporate turnaround executive, serving as Chief Operating Officer and Chief Financial Officer of several companies in Colorado and California, including Colorado Directory Company, LLC, Vanguard Alliance Corporation, Tingley Homes, Inc., and Graphics Information, Inc. From July 1987 to February 1990 he was Chief Financial Officer of Kessler-Ehrlich Investments, Inc. in Denver, Colorado, and prior to that he was a Certified Public Accountant with Laventhol & Horwath (1983-1987) and Deloitte, Haskins & Sells (1979-1983). He holds a Bachelor of Science degree in accounting from the University of Utah and a Master's degree in accounting from Brigham Young University.

Attached as Exhibit 99.1 is a copy of a press release issued by the Company on February 26, 2002 reporting the hiring of Mr. Collings.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

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
Exhibit      Description
-------      -----------
  99.1       Press Release issued by Daw Technologies, Inc. on February 26, 2002

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 28, 2002                 DAW TECHNOLOGIES, INC.


                                        By: /s/ Randy K. Johnson
                                           -----------------------------------
                                        Name:  Randy K. Johnson
                                        Title: Vice President, Secretary and
                                               General Counsel


                                  EXHIBIT INDEX

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
EXHIBIT NUMBER           DESCRIPTION

    99.1                 Press Release

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